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                                                             EXHIBIT 11.1
                    GLOBAL MARINE INC. AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS PER COMMON SHARE
              (Dollars in millions, except per share amounts)

                                                                  1994              1993                1992

Shares for primary and fully diluted computations:

Weighted average shares of common stock outstanding            163,828,711       151,984,669         114,634,930
Shares issuable on assumed exercise of stock options                     -                 -           1,703,048

   Weighted average shares for primary earnings per share      163,828,711       151,984,669         116,337,978

Incremental shares issuable on assumed exercise of stock
   options and sale of incentive stock to reflect maximum
   dilutive effect (1):                                          3,167,667         3,269,447             124,744

     Weighted average shares for fully
         diluted earnings per share                            166,996,378       155,254,116         116,462,722

Earnings for primary and
   fully diluted computations:

Income (loss) before extraordinary item
   and cumulative effect of changes in
   accounting principles                                     $         4.8      $      (26.5)       $       27.5
Extraordinary gain on extinguishment of debt                             -                 -                28.3
Cumulative effect of change in accounting
   for income taxes                                                      -                 -                 3.3
Cumulative effect of change in accounting for
   postretirement health care and life insurance
   benefits                                                              -                 -                (1.9)
Cumulative effect of change in accounting for
   postemployment benefits                                            (3.5)                -                   -

Net income (loss)                                           $          1.3      $      (26.5)       $       57.2

Primary earnings (loss) per share:

Income (loss) before extraordinary item
   and cumulative effect of changes in
   accounting principles                                     $        0.03      $       (0.17)      $       0.24
Extraordinary gain on extinguishment of debt                             -                  -               0.24
Cumulative effect of change in accounting
   for income taxes                                                      -                  -               0.03
Cumulative effect of change in accounting for
   postretirement health care and life insurance
   benefits                                                              -                  -              (0.02)
Cumulative effect of change in accounting for
   postemployment benefits                                           (0.02)                 -                  -

Primary net income (loss) per common share                   $        0.01      $       (0.17)              0.49

Fully diluted net income (loss) per share:

Income (loss) before extraordinary item
   and cumulative effect of changes in
   accounting principles                                     $        0.03      $        (0.17)   $         0.24
Extraordinary gain on extinguishment of debt                             -                   -              0.24
Cumulative effect of change in accounting
   for income taxes                                                      -                   -              0.03
Cumulative effect of change in accounting for
   postretirement health care and life insurance
   benefits                                                              -                   -             (0.02)
Cumulative effect of change in accounting for
   postemployment benefits                                           (0.02)                  -                 -

Fully diluted net income (loss) per common share             $        0.01      $        (0.17)     $       0.49

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(1) Shares issuable upon the assumed exercise of stock options are included in the computation of fully diluted net loss per common share in accordance with Regulation S-K, Item 601(b)(11), although for 1993 their inclusion is contrary to paragraph 40 of APB Opinion No. 15 because their inclusion produces an antidilutive result.